EXHIBIT 99.1

YARDVILLE NATIONAL BANCORP
Press Release

FOR IMMEDIATE RELEASE
For further information, contact:	Stephen F. Carman, Vice President and Treasurer
(609) 631-6222 or carmans@yanb.com
Patrick M. Ryan, CEO
(609) 631-6177
or consult Investor Relations on YNB’s website: www.ynb.com

YARDVILLE EXTENDS TIME TO FILE FORM 10-K ANNUAL REPORT

Hamilton, N.J.- March 16, 2007- In a filing with the Securities and Exchange Commission today, Yardville National Bancorp (NASDAQ:YANB) reported that, as permitted, it would delay the filing of its Annual Report on Form 10-K until March 30, 2007, as a result of the identification by management of a material weakness in its internal controls over financial reporting. The material weakness is related to the risk rating process and resultant determination of the allowance for loan losses and the provision for loan losses, and additional time is needed to undertake an expanded review of loan files to confirm appropriate risk ratings and the provision for loan losses. YNB anticipates that the financial results reported in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 will be revised from those previously reported in its January 30, 2007 preliminary report of financial results.

In this regard, Yardville is expected to report net income for the year ended December 31, 2006 of $5.3 million, compared to $6.9 million previously reported and $20.9 million earned during the year ended December 31, 2005. Earnings per share on a diluted basis for the year ended December 31, 2006 is expected to be $0.46, compared to $0.61 previously reported and $1.89 for the year ended December 31, 2005. The revised amounts for 2006 are estimates at this time and are subject to change based on the completion of the expanded review of the loan files. The decreases in net income and diluted earnings per share from 2005, however, are primarily due to Yardville’s previously reported balance sheet restructure, which was completed in December 2006. The revised results are not related to the current sub-prime lending difficulties facing certain other financial institutions, which are being widely reported in the press.

Note regarding forward-looking statements

This press release and other statements made from time to time by our management contain express and implied statements relating to our future financial condition, results of operations, plans, objectives, performance, and business, which are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These may include statements that relate to, among other things, profitability, liquidity, adequacy of the allowance for loan losses, plans for growth, interest rate sensitivity, market risk, regulatory compliance, and financial and other goals. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. Actual results may differ materially from those expected or implied as a result of certain risks and uncertainties, including, but not limited to, the results of our efforts to implement our retail strategy, adverse changes in our loan portfolio and the resulting credit risk-related losses and expenses, interest rate fluctuations and other economic conditions, our ability to attract core deposits, continued relationships with major customers, competition in product offerings and product pricing, adverse changes in the economy that could increase credit-related losses and expenses, adverse changes in the market price of our common stock, proxy contests and litigation, compliance with laws and regulatory requirements, including our agreement with the Office of the Comptroller of the Currency and NASDAQ standards, and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, as well as other risks and uncertainties detailed from time to time in statements made by our management. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.